Exhibit 13(b)

We, Carole M. Laible, President, and Christina M. Povall, Treasurer, of Domini Investment Trust, certify that:

1.	This report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Domini Investment Trust.

Date: April 5, 2023

/s/ Carole M. Laible
President (Chief Executive Officer)
Domini Investment Trust

Date: April 5, 2023

/s/ Christina M. Povall
Treasurer (Chief Financial Officer)
Domini Investment Trust